UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 7, 2008 (October 30, 2008)

OmniaLuo, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-52040 (Commission File No.)	88-1581779 (I.R.S. Employer Identification No.)

Room 101, Building E6, Huaqiaocheng
East Industrial Park,
Nanshan District, Shenzhen, 518053
The People’s Republic of China

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
 +86 (755) 8245-1808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Resignation of Officer

Effective October 30, 2008, Ms. Xiaomei Liu resigned as the Chief Financial Officer of OmniaLuo, Inc. (the “Company”).

(c)   Appointment of Officers

On November 6, 2008, Mr. Xuguo Wang was appointed as the Acting Chief Financial Officer of the Company. Mr. Wang, age 42, has held numerous management positions requiring expertise in financial and accounting matters. From December 2007 to November 2008, Mr. Wang was Vice President of Maxyee Group (“Maxyee”), an international company focused on real estate and biological pharmacy. From August 2006 to November 2007, Mr. Wang was the Chief Financial Officer of Sunway Global, Inc. (“Sunway”), a company engaged in the business of designing, manufacturing and selling logistic transport systems and medicine dispensing systems and equipment. Prior to joining Sunway, Mr. Wang served as the investment manager of Maxyee from August 2004 to August 2006. Mr. Wang received a Masters degree and PhD degree in the field of Finance from Xiamen University in Fujian Province, China.

There are no arrangements or understandings between Mr. Wang and any other persons pursuant to which he was selected as Chief Financial Officer, and there are no reportable transactions under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Wang and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniaLuo, Inc.

Date: November 7, 2008	By:	/s/ Zheng Luo
Zheng Luo
Chief Executive Officer